Exhibit 10.7(a)

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (the “First Amendment”) dated August 31, 2007, is by and between LEAF COMMERCIAL FINANCE CO., LLC, a Delaware limited liability company (the “Borrower”), and National City Bank, as the sole Lender on the date hereof (the “Lender”), and as administrative agent and collateral agent (in such capacity, the “Agent”) for the Lender and other lenders from time to time (the “Lenders”).

BACKGROUND

A.           Pursuant to that certain Credit Agreement dated June 22, 2007, by and among the Borrower, the Lenders and the Agent (as the same may be modified and amended from time to time, including by this First Amendment, the “Credit Agreement”), the Lenders agreed, inter alia, to extend to the Borrower a revolving credit facility in the maximum aggregate principal amount of $100,000,000.

B.           The Borrower has requested an extension of the maturity date of the facility to October 31, 2007, to which the Lenders are willing to agree, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.      Definitions.

(a)           General Rule.  Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

(b)           Additional Definition.  The following additional definition shall be added to Article 1 of the Credit Agreement to read in its entirety as follows:

“First Amendment” means the First Amendment to this Agreement dated August 31, 2007.

(c)           Amended Definition.  The following definition in Article 1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

“Termination Date” means the earliest of (a) October 31, 2007, and (b) the date on which the Commitments are terminated in full or permanently reduced to zero pursuant to the terms of this Agreement.

2.      Representations and Warranties.  The Borrower hereby represents and warrants to the Agent and each Lender that:

(a)           Representations.  Each of the representations and warranties contained in the Credit Agreement and/or the other Credit Documents are true, accurate and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representation or warranty was made as of a specific date;

(b)           Power and Authority.  (i) The Borrower has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this First Amendment and any other documents which the Agent requires the Borrower to deliver hereunder (this First Amendment and any such additional documents delivered in connection with the First Amendment are herein referred to as the “Amendment Documents”); and (ii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by the Borrower of the First Amendment have been adopted and taken and, upon their execution, the Credit Agreement, as amended by this First Amendment will constitute the valid and binding obligations of the Borrower enforceable in accordance with their respective terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors’ rights generally and the availability of equitable remedies);

(c)           No Violations of Law or Agreements.  The making and performance of the First Amendment will not violate any provisions of any law or regulation, federal, state, local, or foreign, or the organizational documents of the Borrower, or result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any agreement or instrument by which the Borrower or its property may be bound;

(d)           No Default.  No Default or Event of Default has occurred and is continuing; and

(e)           No Material Adverse Effect.  No Material Adverse Effect has occurred since June 22, 2007.

3.      Conditions to Effectiveness of Amendment.  This First Amendment shall be effective upon the Agent’s receipt of the following, each in form and substance reasonably satisfactory to the Lenders:

(a)           Amendment Documents.  This First Amendment, duly executed by the Borrower;

(b)           Consent and Waivers.  Copies of any consents or waivers necessary in order for the Borrower to comply with or perform any of its covenants, agreements or obligations contained in any agreement, which are required as a result of the Borrower’s execution of this First Amendment, if any; and

(c)           Other Documents and Actions.  Such additional agreements, instruments, documents, writings and actions as the Lenders may reasonably request.

                               4.       No Waiver; Ratification.   The execution, delivery and performance of this First Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement or any Credit Document, or constitute a waiver of any provision thereof.  Except as expressly modified hereby, all terms, conditions and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrower.  Nothing contained herein constitutes an agreement or obligation by the Agent or any Lender to grant any further amendments to any of the Credit Documents.

5.      Acknowledgments.  To induce the Lenders to enter into this First Amendment, the Borrower acknowledges, agrees, warrants, and represents that:

(a)           Acknowledgment of Obligations; Collateral; Waiver of Claims. (i) The Credit Documents are valid and enforceable against, and all of the terms and conditions of the Credit Documents are binding on, the Borrower; (ii) the liens and security interests granted to the Agent by the Borrower pursuant to the Credit Documents are valid, legal and binding, properly recorded or filed and first priority perfected liens and security interests; and (iii) the Borrower hereby waives any and all defenses, set-offs and counterclaims which it may have or claim to have against the Agent or any Lender as of the date hereof.

(b)           No Waiver of Existing Defaults.  No Default or Event of Default exists immediately before or immediately after giving effect to this First Amendment.  Nothing in this First Amendment nor any communication between the Agent, any Lender, the Borrower or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of (i) any Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect; or (ii) any rights or remedies which the Agent or any Lender has against the Borrower under the Credit Agreement or any other Credit Document and/or applicable law, with respect to any such Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect.

6.      Binding Effect.  This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.      Governing Law.  This First Amendment and all rights and obligations of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of the internal laws of the Commonwealth of Pennsylvania.

8.      Headings.  The headings of the sections of this First Amendment are inserted for convenience only and shall not be deemed to constitute a part of this First Amendment.

9.      Counterparts.  This First Amendment may be executed in any number of counterparts with the same affect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

LEAF COMMERCIAL FINANCE CO., LLC

By: ________________________________
       Name:  Crit DeMent
       Title:    Chairman, CEO

NATIONAL CITY BANK,
as Agent and as the Lender

By: ________________________________
       Name:  Chrislos Kytzidis
       Title:    Senior Vice President